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                                                               Exhibit 15(a)(ii)

                      PARTICIPATING ORGANIZATION AGREEMENT

  PARTICIPATING ORGANIZATION AGREEMENT made as of the 1st day of October, 1993, by and between The Winsbury Company Limited Partnership d/b/a The Winsbury Company, an Ohio Limited Partnership (the "Distributor"), and First of America Bank Corporation, a Michigan corporation (the "Agent"), on behalf of its wholly-owned subsidiaries (the "Participating Organizations").

  WHEREAS, the Distributor serves as the Distributor of The Parkstone Group of Funds (the "Group"), a Massachusetts business trust, which has filed a Registration Statement under the Investment Company Act of 1940 as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act", and, together with the 1940 Act, the "Acts"); and

  WHEREAS, the Group is comprised of several separate investment portfolios, each of which is segregated by class;

  WHEREAS, the holders of Investor A shares ("Investor A Shares" or "Shares") of each of the investment portfolios of the Group that are identified in Exhibit A attached hereto (individually, a "Fund," collectively the "Funds") have adopted an Investor A Distribution and Shareholder Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act;

  WHEREAS, the Plan authorizes the Distributor to enter into agreements with third parties to implement the Plan; and

  WHEREAS, it is intended that each of the Participating Organizations provide certain distribution services in connection with the purchase of Investor A Shares of the Group through certain accounts on behalf of customers ("Customers") of the various Participating Organizations (the "Qualified Accounts").

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   REFERENCE TO PROSPECTUSES; DETERMINATION OF NET ASSET VALUE

1.1 Reference is hereby made to the prospectuses (individually a "Prospectus," collectively the "Prospectuses") for Investor A Shares of each Fund as from time to time are effective under the Securities Act. Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to the Participating Organizations under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Group's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.
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2.   GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 The Distributor hereby represents and warrants that it is the principal underwriter of each portfolio of the Investor A Shares of each Fund, which are identified in the Group's Registration Statement and that it is authorized to enter into this Agreement pursuant to the Plan. The Distributor has furnished the Agent and the Participating Organizations with a list of the various states and other jurisdictions in which the Investor A Shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions, and will promptly notify the Participating Organizations of any changes in such list.

2.2 Agent hereby represents, warrants and covenants that it has the authority to enter into this Agreement on behalf of the Participating Organizations. Notwithstanding the provisions of Section 4 of this Agreement, the Agent agrees to indemnify the Distributor from any liability arising from a finding, by a court or regulatory body, that Agent lacks such authority.

2.3 Agent hereby represents, warrants and covenants that the Participating Organizations are and will be at all times relevant to this Agreement banks chartered either under federal or state law, and Participating Organizations are and will be at all times relevant to this Agreement banks which are exempt from registration as broker-dealers under applicable state or federal securities laws and are otherwise qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. The Participating Organizations agree to comply with the requirements of all applicable laws, including any applicable federal and state securities laws, the rules and regulations of the SEC, and the rules and regulations issued by applicable federal bank regulatory agencies. The Participating Organizations agree that they will not make Investor A Shares available for purchase to persons in any jurisdiction in which such Shares are not registered for sale or in which such Shares may not be lawfully sold. The Participating Organizations further agree that they will maintain all records required by applicable law or otherwise reasonably requested by the Distributor in relation to fund transactions that it has executed.

2.4 By written acceptance of this Agreement, the Agent and the Participating Organizations agree to and does waive such portion of the fee payable under Section 3 as is necessary to assure that the amount of such fee which is required to be accrued by the Funds on any day with respect to such Funds' Shares does not exceed the income to be accrued to the Shares on such Funds on that day. The amount of the fee which must be waived by the Agent and the Participating Organizations under this Section 2.4 will be determined by the Distributor and will be based on the Participating Organization's pro rata portion of the fees payable under the Funds' Plan (including those fees payable to the Distributor and other organizations providing distribution assistance with respect to such Funds' Shares and/or Shareholder services to the holders of such Funds' Shares) that exceed the daily income to be accrued to the Shares of such Funds.


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2.5  By written acceptance of this Agreement, the Agent and the Participating
     Organizations represent, warrant and agree that: (i) the Participating Organizations will disclose to Customers the order execution that they will perform pursuant to this agreement, other than those already disclosed in the Prospectuses and in Fund applications, and a schedule of any fees that the Participating Organizations may charge directly to Customers for services they perform in connection with investments in the Group on the customer's behalf and (ii) any and all compensation payable to the Participating Organizations by customers in connection with the investment of their assets in the Group will be disclosed by the Participating Organizations to Customers.

2.6 By written acceptance of this Agreement, the Agent and the Participating Organizations further represent, warrant, and agree that they possess the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

2.7 The Agent shall furnish to the Distributor a list of the Participating Organizations which have agreed to be bound by the terms of this Agreement. The Agent shall, at least quarterly, update this list to indicate the addition or deletion of Participating Organizations that will be bound by the terms of this Agreement.

3.   PURCHASE AUTHORIZATION; ORDER EXECUTION; OFFERING PRICE; DISTRIBUTION FEE

3.1 In all sales of Shares to Qualified Accounts, the Participating Organizations shall act as agent for their Customers and in no transaction shall Participating Organizations act as dealer for their own account. As agent for its Customers, the Participating Organizations are hereby authorized to: (i) place orders directly with the Funds' transfer agent for the purchase of Shares and (ii) tender Shares to the transfer agent for redemption, in each case subject to the terms and conditions set forth in the Prospectus and the operating procedures and policies established by the Distributor. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the Prospectus, and no order for less than such amount shall be accepted by the Participating Organizations. The procedures relating to the handling of orders will be subject to instructions which the Distributor shall forward to the Participating Organizations from time to time. For purposes of this Agreement, the Agent and the Participating Organizations will be deemed to be independent contractors, and will have no authority to act as agent for the Distributor in any matter or in any respect.

3.2 All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning the Distributor, the Group, or a Fund's Shares except such representations contained in the relevant then- current Prospectuses and Statement of Additional Information and in such printed information as the Group or the Distributor may subsequently prepare. The Participating Organizations are specifically authorized to distribute the Prospectuses and Statement of Additional Information and sales material received by it from the Distributor. No person


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     is authorized to distribute any other sales material relating to a Fund without the prior approval of the Distributor. The Participating Organizations agree to deliver, upon the request of the Distributor, copies of any relevant amended Prospectuses and Statement of Additional Information to Shareholders of a Fund to whom Shares have been sold.

3.3 Participating Organizations shall not withhold placing Customers' orders for any Shares so as to profit themselves as a result of such withholding. Distributor shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and the Participating Organizations shall not purchase any Shares from the Distributor except for the purpose of covering the purchase orders already received.

3.4 If any Shares purchased by the Participating Organizations are repurchased by the Funds or by the Distributor for the account of the Funds, or are tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order for such Shares, (1) the Participating Organizations agree forthwith to refund to the Distributor the full concession allowed to the Participating Organizations, if any, on the original sale, such refund to be paid by the Distributor to the Fund whose Shares have been so repurchased upon receipt and (2) the Distributor shall forthwith pay to such Fund that part of the discount retained by the Distributor on the original sale. Notice will be given to the Participating Organizations of any such repurchase or redemption within ten (10) days of the date which the repurchase or redemption is requested.

3.5 Neither party to this Agreement shall, as agent, purchase any Shares from a Qualified Account at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent the Participating Organizations from selling Shares for the account of a Qualified Account to the Distributor or the issuer and charging the investor a fair commission for handling the transaction.

3.6 The Distributor will furnish the Participating Organizations, on request, with offering prices for the Shares in accordance with the then- current Prospectuses of the respective Funds of the Group, and the Participating Organizations agree to quote such prices subject to the confirmation by the Distributor on any Shares offered to the Participating Organizations for sale. The public offering price equals the net asset value per Share of the prospective Fund plus a sales charge, if any, as disclosed in the Prospectus of the individual Fund. The Distributor hereby agrees to waive the front-end sales charges, if any, typically charged for the purchase of Investor A Shares for purchases executed by the Participating Organizations on behalf of the Qualified Accounts. The Participating Organizations acknowledge the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order. The Participating Organizations acknowledge that it is their responsibility to transmit purchase orders promptly to the Distributor. The Participating Organizations further acknowledge that any failure to promptly transmit such orders to the Distributor that causes a Qualified Account to receive an improper price, based upon the requirements of Rule 22c-1 under the 1940 Act, shall be the responsibility of the Participating Organizations and shall not be the responsibility


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     of the Distributor.  The Distributor reserves the right to cancel this
     Agreement at any time without notice if any Share shall be offered for sale by the Participating Organizations at less than the then-current offering price determined by or for the respective Fund.

3.7 Participating Organizations shall be entitled to receive a distribution fee ("12b-1 Fee"), pursuant to the Plan, attached as Exhibit B, from Distributor at a rate of 0.10% per annum of the net asset value of the Group's Investor A Shares, as computed in the manner specified in the Group's registration statement (as the same is in effect from time to time), purchased by such Participating Organizations as agent for its Customers. Pursuant to an arrangement between the Agent and the Participating Organizations, all of the 12b-1 Fees payable to Participating Organizations under this Agreement shall be made to Agent for allocation to the various Participating Organizations.

3.8 The Participating Organizations and their employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of each of the Participating Organization's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to Section 3 of this Agreement will provide to the Distributor the Group's Board of Trustees, and the Group's Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, the Participating Organizations will furnish to the Distributor, the Group or their designees such information as the Distributor, the Group or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Group and their designees (including, without limitation, any auditors designed by the Group), in the preparation of reports to the Group's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

4.   EXCULPATION; INDEMNIFICATION

4.1 The Distributor shall not be liable to the Participating Organizations and the Participating Organizations shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organizations of compliance with any provisions of the Securities Act, the Securities Exchange Act of 1934, the 1940 Act, the rules and regulations promulgated by the SEC, the NASD or any state securities administrator, or the applicable rules and regulations promulgated by federal banking agencies.

4.2 The Agent and the Participating Organizations will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Agent's or the


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     Participating Organization's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Participating Organizations which are performed in connection with the discharge of the Participating Organizations's responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Agent or the Participating Organizations involved. In addition, the Agent and the Participating Organizations agree to indemnify and hold the Distributor harmless from any claims or assertions relating to the lawfulness of the Participating Organizations' participation in this Agreement under the Glass-Steagall Act. At this time, the Agent, the Participating Organizations, and the Distributor are not otherwise aware of any violations under the Glass-Steagall Act pursuant to this Agreement.

4.3 The Distributor will indemnify the Agent and the Participating Organizations and will hold the Participating Organizations harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities or any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, the Participating Organizations shall have the right to manage their own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Distributor.

4.4 The Agent hereby represents that it will notify the Participating Organizations of their responsibilities under this Agreement and assist the Distributor in its efforts to ensure compliance with the terms of this Agreement. In the event that a Participating Organization fails to so comply, Agent hereby represents that it will report any such failure, of which it has become aware, to the Distributor, and will take whatever action deemed reasonably necessary by the Distributor to bring the Participating Organization in compliance with this Agreement.

5.   GENERAL

5.1 This Agreement will become effective with respect to each Fund on the date indicated on the first page of this Agreement. Unless sooner terminated with respect to any Fund, this Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the approval of voting on such approval, on sixty
     (60) days' written notice.


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5.2  This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by the Distributor or by the Participating Organizations, without penalty, upon sixty (60) days' prior written notice to the other party, with respect to some or all of the Participating Organizations. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the purpose of voting on such approval, on sixty (60) days' written notice. For purposes of this Agreement, the merger of one of the Participating Organizations with another Participating Organization shall not be deemed an assignment.

5.3 All communications to the Distributor shall be sent to the address set forth in this Agreement or at such other address as the Distributor may designate to the Participating Organizations in writing. Any notice to Participating Organizations shall be duly given if mailed or telecopied to Participating Organizations at the address or addresses as the Agent or Participating Organizations may provide in writing to the Distributor.

5.4 This Agreement supersedes any other Agreement between the Distributor and Participating Organizations (or with Agent on behalf of the Participating Organizations) with respect to the offer and sales of Investor A Shares of the Group to Qualified Accounts and relating to any other matters discussed herein. All covenants, agreements, and representations and warranties made herein shall be deemed to have been material and relied on by each party, not withstanding any investigation by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by a construed in accordance of the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and the respective successors and assigns.

5.5  This Agreement is a Related Agreement under the Plan.

5.6 The names "The Parkstone Group of Funds" and "Trustees of the Parkstone Group of Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 25, 1987, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Parkstone Group of Funds" entered into in the name of or on behalf





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
     thereof by any of the trustees, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Group personally, but bind only the assets of the Group and all persons dealing with any series of shares of the Group must look solely to the assets of the Group belonging to such series for the enforcement of any claims against the Group.

5.7 All communications to the Distributor shall be sent to the following address:

                       The Winsbury Company
                       1900 East Dublin-Granville Road
                       Columbus, OH  43229


                                         THE WINSBURY COMPANY LIMITED
                                           PARTNERSHIP

                                         By:   The Winsbury Corporation,
                                               General Partner

                                         By:  /s/ Stephen G. Mintos
                                             ---------------------------
                                             Stephen G. Mintos
                                             Executive Vice President


                                         FIRST OF AMERICA BANK CORPORATION
                                         As Agent for the various Participating
                                         Organizations


                                         By:  /s/ John B. Rapp
                                             ---------------------------
                                             John B. Rapp
                                             Executive Vice President


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                                   EXHIBIT A

  The Parkstone Group of Funds

  Investor A Share Fund

   1.  Parkstone U.S. Government Obligations Fund
   2.  Parkstone Tax-Free Fund
   3.  Parkstone Prime Obligations Fund
   4.  Parkstone Treasury Fund
   5.  Parkstone Municipal Investor Fund
   6.  Parkstone Equity Fund
   7.  Parkstone Small Capitalization Fund
   8.  Parkstone High Income Equity Fund
   9.  Parkstone International Discovery Fund
  10.  Parkstone Balanced Fund
  11.  Parkstone Bond Fund
  12.  Parkstone Limited Maturity Bond Fund
  13.  Parkstone Michigan Municipal Bond Fund
  14.  Parkstone Municipal Bond Fund
  15.  Parkstone U.S. Government Income Fund
  16.  Parkstone Intermediate Government Obligations Fund



                                         THE WINSBURY COMPANY LIMITED
                                           PARTNERSHIP

                                         By:   The Winsbury Corporation,
                                               General Partner

                                         By: /s/ Stephen G. Mintos
                                             ---------------------------
                                             Stephen G. Mintos
                                             Executive Vice President


                                         FIRST OF AMERICA BANK CORPORATION
                                         As Agent for the various Participating
                                         Organizations


                                         By:  /s/ John B. Rapp
                                             ---------------------------
                                             John B. Rapp
                                             Executive Vice President





                                      A-1
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                                   EXHIBIT B

              Investor A Distribution and Shareholder Service Plan

  This Plan (the "Investor A Plan") constitutes a distribution and shareholder service plan of The Parkstone Group of Funds, a Massachusetts business trust (the "Trust"), adopted pursuant Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Investor A Plan relates to the Investor A Shares of those investment portfolios identified on Schedule B to the Trust's Distribution Agreement and as amended form time to time (the "Investor A Plan Funds").

  Section 1. Each Investor A Plan Fund shall pay to The Winsbury Company Limited Partnership, an Ohio limited partnership and the distributor (the "Distributor") of the Trust's shares of beneficial interest of its Investor A class (the "Investor A Shares"), a fee in an amount not to exceed on an annual basis .25% of the average daily net asset value of the Investor A Shares of such Fund (the "Investor A Plan Fee") for: (a) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organizations") for distribution assistance and/or Shareholder service pursuant to an agreement with the Participating Organizations or for distribution assistance and/or Shareholder service provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (b) reimbursement of expenses incurred by a Participating Organizations pursuant to an agreement in connection with distribution assistance and/or Shareholder service including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than Shareholders of an Investor A Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders used in connection with the sale of Investor A Shares, and personnel and communication equipment used in servicing Shareholder accounts and prospective shareholder inquiries. For purposes of the Investor A Plan, a Participating Organizations may include the Distributor or any of its affiliates or subsidiaries.

  Section 2. The Investor A Plan Fee shall be paid by the Investor A Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

  Section 3. The Investor A Plan shall not take effect with respect to an Investor A Plan Fund until it has been approved by a vote of at least a majority of the outstanding Investor A Shares of such Fund.

  Section 4. The Investor A Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Investor A Plan or such agreement.





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
  Section 5. The Investor A Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Investor A Plan in Section 4.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by the Investor A Plan Funds pursuant to the Investor A Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

  Section 7. The Investor A Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Investor A Shares of an Investor A Plan Fund.

  Section 8. All agreements with any person relating to implementation of the Investor A Plan shall be in writing, and any agreement related to the Investor A Plan shall provide:

   (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Investor A Shares of the Investor A Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

   (b) That such agreement shall terminate automatically in the event of its assignment.

  Section 9. The Investor A Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Investor A Plan shall be approved in the manner provided for approval of the Investor A Plan in Section 4.

  Section 10. As used in the Investor A Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Investor A Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.





                                      B-2